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                                  EXHIBIT 23.2

MTR GAMING GROUP, INC.
Chester, West Virginia

         We hereby consent to the incorporation by reference in a Registration Statement on Form S-8 of our report dated February 19, 2000 (except as to Note 14 which is as of March 13, 2000) relating to the consolidated financial statements of MTR Gaming Group appearing in the Company's Annual Report on Form 10-K for the years ended December 31, 1999 and 1998.

                                                      /s/ BDO Seidman LLP
                                                      -------------------
                                                      BDO Seidman LLP

Orange County, California
December 4, 2000